UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2007

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue, Suite 400
West Palm Beach, FL 33401
(Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2007 Annual Bonus Plan

On September 21, 2007, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors of Metropolitan Health Networks, Inc. (the “Company”), the Board of Directors of the Company established the target bonus amounts and the performance criteria applicable to the Company's 2007 bonus plan for executive officers and certain key management employees (the “Bonus Plan”).

The Bonus Plan is a performance-based, cash incentive plan designed to promote the interests of the Company and its shareholders by providing employees with financial rewards upon achievement of specified individual and team business objectives, as well as helping the Company attract and retain key employees.

All of the Company's executive officers, senior vice presidents and vice presidents, including all of the “named executive officers”, are eligible to participate in the Bonus Plan.

For any bonus to be paid to any named executive officer under the Bonus Plan, the Company must first achieve at least 80% of its target year-end consolidated income after allocated overhead and before income taxes (the “Threshold Goal”).

Provided the Threshold Goal is satisfied, bonuses will be payable to named executive officers under the Bonus Plan based on a formula that takes into account the Company's attainment of certain performance goals (the “Performance Goals”) and the achievement by vice presidents and senior vice presidents (the “Non-Executive Participants”) of certain individual objectives (the “MBOs”), each of which objective is assigned a weighted value by the Compensation Committee. Subject to the Company’s satisfaction of the Threshold Goal and the attainment of at least some of the target results, the recipient can receive some level of bonus.

The Company has established Performance Goals with respect to the following measures of operating performances (the "Performance Factors"):

•	the provider service network segment's income before taxes and after allocated overhead for the fiscal year ending December 31, 2007;

•	the health maintenance organization segment’s income before taxes and after allocated overhead for the fiscal year ending December 31, 2007; and

•	aggregate corporate overhead expenses for the year ending December 31, 2007.

A designated percentage of each executive officer’s bonus is attributable to the average weighted value of the MBOs actually attained by each Non-Executive Participant and the Company's relative success in meeting various established milestones with respect to each Performance Factor.

In the event that the Company achieves the target threshold for each of the Performance Factors and the MBOs satisfied by the Non-Executive Participants, on average, exceed a target level, the named executive officers will be entitled to receive a bonus (the “Target Bonus”) equal to the percentage of their base salary set forth below.

Title	Percentage of Base Salary at Target
Chief Executive Officer	60%
Chief Financial Officer	50%
President of Provider Service Network	50%
General Counsel	40%

Actual bonuses payable may be as high as 200% of the Target Bonus or as low as zero depending on the Company's and employees’ level of success with respect to the Performance Factors and the MBOs.

Bonuses pursuant to the Bonus Plan are anticipated to be paid once the Company completes the audit of its financial statements for the fiscal year ending December 31, 2007.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

10.1	Summary Description of 2007 Annual Bonus Plan for Executive Officers and Certain Key Management Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2007

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel